UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2013

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip Code)

416-596-7664

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into a Material Definitive Agreement with Legacy SCO, Inc.

Vitran Corporation Inc. (the “Company” or “Vitran”) has entered into an agreement dated February 12, 2013 with Legacy SCO Inc. (“Legacy”), an affiliate of Legacy Supply Chain, Inc., based in Portsmouth, New Hampshire, for the sale of the Company’s Supply Chain Operation (SCO) division to Legacy for U.S. $97.0 million in cash, subject to certain working capital adjustments. Vitran intends to use a portion of the net proceeds from this transaction to fully reduce its outstanding debt under its senior revolving credit facility and to support the development of its LTL business. Vitran’s Board of Directors is also evaluating various options for the use of the remaining net proceeds.

Legacy has obtained written commitments from certain financial institutions to provide sufficient debt financing for the transaction and has agreed to diligently work to complete the financing. The financing is subject to the completion of confirmatory due diligence. The sale of the SCO business is expected to close by March 1, 2013, upon completion of the Legacy financing, and is subject to customary conditions for this type of transaction.

The Company intends to file a current report disclosing the additional information required by Item 2.01 of Form 8-K upon completion of the transaction.

Amendment of a Material Definitive Agreement with Credit Facility Lenders

On February 12, 2013, Vitran and certain of its subsidiaries completed Amendment No. 4 to its Credit Agreement (the “Amending Agreement”) led by JPMorgan Chase Bank, N.A., as agent (the “Agent”), and other lenders that are parties thereto (the “Lending Group”). The Amending Agreement amends the original credit agreement dated November 30, 2011 (the “Original Credit Agreement”) among the Company, certain of its subsidiaries, the Agent, and the Lending Group. The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement and Amendment No. 1 to Credit Agreement dated as of December 29, 2011, Amending Agreement and Amendment No. 2 to Credit Agreement dated as of October 10, 2012, Amending Agreement and Amendment No. 3 to the Credit Agreement dated as of December 28, 2012.

Amendment No.4 provides consent to the Company from the Lending Group to sell the Company’s subsidiaries that form its Supply Chain Operation division.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Share Purchase Agreement dated February 12, 2013*

99.1	News release dated February 12, 2013*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRAN CORPORATION INC.

DATE: February 19, 2013	By:	/s/ Fayaz D. Suleman

Fayaz D. Suleman Vice President of Finance and Chief Financial Officer